Exhibit 10.16

EMPLOYEE CO-INVEST AGREEMENT

THIS EMPLOYEE CO-INVEST AGREEMENT (this “Agreement”) is made as of            , 2020, by and among Instructure Parent, LP, a Delaware limited partnership (the “Partnership”), Thoma Bravo Fund XIII, L.P., a Delaware limited partnership (“Fund XIII”), Thoma Bravo Fund XIII-A, L.P., a Delaware limited partnership (“Fund XIII-A”), and Thoma Bravo Executive Fund XIII, L.P., a Delaware limited partnership (“Executive Fund XIII” and, together with Fund XIII and Fund XIII-A, “TB”), and the employee listed on the signature page hereto (“Employee”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the LP Agreement.

Pursuant to the Instructure Parent, LP Incentive Equity Plan (the “Plan”), the Partnership and Employee desire to enter into this Agreement pursuant to which Employee will purchase, and the Partnership will sell, Class A Units and Class B Units as set forth on the signature page hereto. All Class A Units and Class B Units hereby acquired by Employee pursuant to this Agreement are referred to herein as the “Co-Invest Units.” Certain definitions are set forth in Section 6 of this Agreement.

The parties hereto agree as follows:

1.     Purchase and Sale of Co-Invest Units.

(a)     Upon execution of this Agreement, Employee will purchase and the Partnership will sell the number of Class A Units, at a price of $1,000 per Class A Unit, as set forth on the signature page hereto, and the number of Class B Units, at a price of $0.00 per Class B Unit, as set forth on the signature page hereto. Employee will deliver to the Partnership or its designee a check or wire transfer of funds, on or before July 10, 2020 (the “Cancellation Date”) in the aggregate amount as set forth on the signature page hereto (the “Purchase Price”). The issuance of the Co-Invest Units to Employee hereunder is intended to be exempt from registration under the Securities Act pursuant to Regulation D or Rule 701 thereunder or Section 4(2).

(b)     If Employee is (or is reasonably expected to become) a United States taxpayer, within 30 days after Employee purchases the Co-Invest Units from the Partnership, Employee will make a timely and effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the Treasury regulations promulgated thereunder in the form of Exhibit A attached hereto. Employee acknowledges that it is Employee’s sole responsibility, and not the Partnership’s, to file timely and properly an election under Section 83(b) of the Internal Revenue Code and any corresponding provisions of state tax laws, if applicable.

(c)     In connection with the purchase and sale of the Co-Invest Units hereunder, Employee represents and warrants to the Partnership and TB that:

(i)     Employee possesses all requisite capacity, power and authority to enter into and perform Employee’s obligations under this Agreement and the LP Agreement.

(ii)     (x) Employee is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission, or (y) if Employee is not

an “accredited investor,” Employee acknowledges and agrees that (A) the opportunity to acquire interests in the Partnership is being offered in consideration of the services rendered to the Partnership and its Subsidiaries as additional compensation under a “written compensation contract” as contemplated by Rule 701 of the Securities Act of 1933, as amended, and (B) Employee would not have the opportunity to acquire an interest in the Partnership if Employee were not an employee of the Partnership or one of its Subsidiaries.

(iii)     The Co-Invest Units to be acquired by Employee pursuant to this Agreement will be acquired for Employee’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable securities laws and the Co-Invest Units will not be disposed of in contravention of the Securities Act or any applicable securities laws.

(iv)     Employee is employed by the Partnership or one of its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Co-Invest Units.

(v)     Employee is not relying upon any information, representation or warranty by the Partnership, its Subsidiaries, TB or any of their respective Affiliates or any agent of any of the foregoing in deciding to invest in the Co-Invest Units, and expressly acknowledges that none of the foregoing Persons has made any representations or warranties to Employee in connection therewith.

(vi)     Employee is able to bear the economic risk of Employee’s investment in the Co-Invest Units for an indefinite period of time and acknowledges that Employee will be required to do so because the Co-Invest Units have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(vii)     Employee has had ample time and opportunity to review this Agreement, the LP Agreement and the other documents referenced herein, ask questions and receive answers concerning the terms and conditions of the offering of Co-Invest Units and has had full access to such other information concerning the Partnership as Employee has requested.

(viii)     This Agreement, the LP Agreement and each of the other agreements contemplated hereby constitute the legal, valid and binding obligation of Employee, enforceable in accordance with their respective terms, and the execution, delivery and performance of this Agreement, the LP Agreement and such other agreements by Employee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject.

(ix)     The offering of the Co-Invest Units and the Co-Invest Units acquired hereunder, and the income and value of the same, are not part of normal or expected compensation for the purpose of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments.

(x)     Unless otherwise agreed with the Partnership in writing, the Co-Invest Units and the income and value of the same, are not offered as consideration for, or in connection with, any service Employee may provide as a director, manager or in a similar capacity of the Partnership or any of its Subsidiaries.

(xi)     Except as otherwise expressly provided in the Plan and as determined by the Partnership in its sole and absolute discretion, the Co-Invest Units and any benefits under this Agreement do not create any entitlement to have the Co-Invest Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate or similar transaction affecting the Units.

(xii)    Employee understands that (A) there is no current public market for the Co-Invest Units, none is expected to develop and the Co-Invest Units are subject to substantial restrictions on transferability, and (B) as a result of such matters and other factors, the Co-Invest Units are difficult to value.

(xiii)     Employee understands and agrees that (A) the investment in the Partnership involves a high degree of risk, (B) in the future the Co-Invest Units may significantly increase or decrease in value, and (C) no guarantees or representations have been made or can be made with respect to the future value of the Co-Invest Units or the future profitability or success of the Partnership or any of its Subsidiaries.

(xiv)     Employee acknowledges and agrees that (A) the Partnership and its Subsidiaries have incurred and may incur in the future a substantial amount of senior or other indebtedness and (B) there may be additional issuances of Co-Invest Units or other Equity Securities of the Partnership after the date hereof and the equity interests of Employee may be diluted in connection with any such issuance, subject to the terms of the LP Agreement.

(xv)     Employee has had the opportunity, and has been advised by the Partnership, to consult with (A) Employee’s tax counsel as to the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and the LP Agreement and (B) independent legal counsel regarding Employee’s rights and obligations under this Agreement and the LP Agreement and fully understands the terms and conditions contained herein and therein.

(xvi)     Employee is not relying on the Partnership or any of its Subsidiaries’ or Affiliates’ employees, agents or representatives with respect to the legal, tax, economic, and related considerations of an investment in the Co-Invest Units.

(xvii)     The determination of Employee to invest in and acquire interests in the Partnership has been made by the Employee independent of any statements or opinions as to the advisability of such investment or as to the properties, business, prospects (including potential valuations upon a liquidity event or the likelihood of a liquidity event ever occurring) or condition (financial or otherwise) of the Partnership and the Partnership’s Subsidiaries which may have been made or given by the Partnership or any of the Partnership’s Affiliates or any agent or employee of the Partnership, any of the Partnership’s Affiliates, or their representatives.

(xviii)     Other than as specifically set forth in the LP Agreement, neither the Partnership nor any Person acting on the Partnership’s behalf, makes any representations or warranties to Employee or any other person in connection with the transactions contemplated by this Agreement or the Co-Invest Units and all other representations and warranties, whether express or implied, written or oral, made or given in connection with the transactions contemplated hereby or the Co-Invest Units are hereby disclaimed by the Partnership, regardless of whether or not contained in any document or other communication provided or otherwise made available to the Employee or any person acting on behalf of the Employee during the course of evaluating whether to invest in the Co-Invest Units or otherwise (including any management presentation, information or offering memorandum, supplemental information, estimate, projection, forecast, budget or other forward-looking information or other materials or information with respect to any of the above).

(xix)     Employee is not acquiring the Co-Invest Units as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine, internet publication or similar media or broadcast over television, radio or the internet or presented at any public seminar or meeting.

(xx)     Employee’s spouse (if any) has read this Agreement, the LP Agreement and the other agreements referred to herein, understands their contents and has agreed that any interest (including any community property interest) such spouse may have, or may acquire in the future, in the Co-Invest Units is irrevocably bound by this Agreement, the LP Agreement and the other agreements referred to herein.

(xxi)     Employee is a resident of the State or country listed on the signature page hereto under Employee’s name.

(xxii)     Employee is able to read and understand English.

(d)     As an inducement to the Partnership to issue the Co-Invest Units to Employee, and as a condition thereto, Employee acknowledges and agrees that neither the issuance of the Co-Invest Units to Employee nor any provision contained herein shall entitle Employee to remain in the employment of the Partnership and its Subsidiaries or affect the right of the Partnership and its Subsidiaries to terminate Employee’s employment at any time for any reason.

2.     Repurchase Option.

(a)     In the event Employee’s Continuous Service ceases for any reason (each, a “Termination”) or in the event any laws, rules, or regulations (whether in effect on the date hereof or hereafter amended, promulgated, approved, reinterpreted or enacted) of any governmental or regulatory authority materially restrict the rights or obligations of the Partnership or Employee hereunder or materially increase the obligations of the Partnership in respect of the transactions contemplated hereby including the issuance of the Co-Invest Units or Employee holding the Co-Invest Units, in each case as determined by the Board in its reasonable discretion (each such instance, a “Regulatory Burden”), all of the Co-Invest Units (whether any such Co-Invest Units are held by Employee or one or more of Employee’s Permitted Transferees (as defined in the LP Agreement) other than the Partnership) will be subject to repurchase, in each case by the Partnership and TB pursuant to the terms and conditions set forth in this Section 2 (the “Repurchase Option”).

(b)     In the event of a Termination other than for Cause, the purchase price for each Co-Invest Unit will be the Fair Market Value for such Co-Invest Unit as of the date of the Repurchase Notice or the Supplemental Repurchase Notice, as applicable. In the event of a Termination for Cause, each Co-Invest Unit shall be subject to repurchase by the Partnership for the lesser of (i) Employee’s Original Cost and (ii) the Fair Market Value for such Co-Invest Units, as of the date of the Repurchase Notice or the Supplemental Repurchase Notice, as applicable.

(c)     The Board may elect to cause the Partnership to purchase all or any portion of any of the Co-Invest Units by delivering written notice (the “Repurchase Notice”) to Employee and, if applicable, Employee’s Permitted Transferees within 210 days after the Termination or date of the Board’s determination of such Regulatory Burden. The Repurchase Notice will set forth the number of Co-Invest Units to be acquired from each holder, the aggregate consideration to be paid for such Co-Invest Units and the time and place for the closing of the transaction. If some Co-Invest Units are held by Employee’s Permitted Transferees and the Board elects to repurchase only a portion of the Co-Invest Units, Employee shall be permitted to designate which of the Co-Invest Units to be repurchased shall be repurchased from Employee and which shall be repurchased from Employee’s Permitted Transferees. If Employee does not make such a designation, the number of Co-Invest Units to be repurchased by the Partnership shall first be satisfied to the extent possible from the Co-Invest Units held by Employee at the time of delivery of the Repurchase Notice. If the number of Co-Invest Units then held by Employee is less than the total number of Co-Invest Units which the Partnership has elected to purchase, the Partnership shall purchase the remaining Co-Invest Units elected to be purchased from Employee’s Permitted Transferees, pro rata according to the number of Co-Invest Units held by such Permitted Transferee(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest unit). Additionally, the Board may cause the Partnership to assign its rights under this Section 2 to one or more of its Affiliates.

(d)     If for any reason the Partnership does not elect to purchase all of the Co-Invest Units pursuant to the Repurchase Option, TB shall be entitled to exercise the Repurchase Option for the Co-Invest Units the Partnership has not elected to purchase (the “Available Units”). As soon as practicable after the Partnership has determined that there will be Available Units, but in any event within 90 days after the Termination or date of the Board’s determination of such Regulatory Burden, the Partnership shall give written notice (the “Option Notice”) to TB setting forth the number of Available Units and the purchase price for the Available Units. TB may elect to purchase any or all of the Available Units by giving written notice to the Partnership within 30 days after the Option Notice has been given by the Partnership. If more than one member of TB elects to purchase Available Units, the purchase of such Co-Invest Units shall be allocated among the members of TB based upon the number of Class B Units owned by each member of TB. As soon as practicable, and in any event within ten days after the expiration of the applicable period set forth above, the Partnership shall notify each holder of Co-Invest Units as to the number of Co-Invest Units being purchased from such holder by TB (the “Supplemental Repurchase Notice”). At the time the Partnership delivers the Supplemental Repurchase Notice to the holder(s) of Co-Invest Units, the Partnership shall also deliver written notice to TB setting forth the number of Co-Invest Units TB is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

(e)     The closing of the purchase of the Co-Invest Units pursuant to the Repurchase Option shall take place on the date designated by the Partnership or TB, as applicable, in the Repurchase Notice or, if later, the Supplemental Repurchase Notice, which date shall not be more than 30 days nor less than five days after the delivery of the later of either such notice to be delivered. The Partnership will pay for the Co-Invest Units to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts, including for money borrowed from the Partnership or its Subsidiaries or for travel and expense advances, owed by Employee to the Partnership or its Subsidiaries (or one or more of Employee’s Permitted Transferees, other than the Partnership or TB) and, upon full repayment of such bona fide debts, the Partnership will make payment by a check or wire transfer of funds in the aggregate amount of the remaining purchase price for such Co-Invest Units. TB will pay for the Co-Invest Units to be purchased by it pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such Co-Invest Units. In connection with such purchase, Employee acknowledges and agrees that the Partnership and/or TB, as applicable, shall be entitled to receive from Employee and Employee’s Permitted Transferees (if any) customary representations and warranties regarding such sale and the Co-Invest Units subject thereto as well as a customary release of claims from Employee and any other seller related to the Co-Invest Units or such Employee’s status as an equityholder of the Partnership, in each case in form and substance satisfactory to the Partnership and/or TB, as applicable.

(f)     If, pursuant to the terms and conditions of this Agreement, the Partnership (and/or TB and/or any other Person acquiring securities) shall make available, at the time and place and in the amount (it being understood that, in certain circumstances, the amount may be $0) and form on the terms and conditions provided in this Agreement, the consideration for the Co-Invest Units to be repurchased, in each case, in accordance with the provisions of this Agreement, then, from and after such time, the Person(s) from whom such Co-Invest Units are to be repurchased shall no longer hold any title or interest in such Co-Invest Units and shall not have any rights as a holder of such Co-Invest Units (other than the right to receive payment of the applicable consideration in accordance with this Agreement), and such Co-Invest Units shall be deemed repurchased in accordance with the applicable provisions of this Section 2 and the Partnership (and/or TB and/or any other Person acquiring securities) shall be deemed the owner and holder of such Co-Invest Units, whether or not the certificates therefor, if any, or any other deliverables have been delivered as required by this Agreement and whether or not the Person(s) from whom such Co-Invest Units are to be repurchased shall take any other action in connection with such repurchase (including acknowledging receipt of, or otherwise responding to, any Repurchase Notice or Supplemental Repurchase Notice). Notwithstanding this Section 2(f), Employee hereby agrees to take such actions as are required to be taken by Employee pursuant to the provisions of this Agreement in connection with any such repurchase.

(g)     Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Co-Invest Units by the Partnership shall be subject to applicable restrictions contained in the Delaware Act and in the Partnership’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Co-Invest Units hereunder which the Partnership is otherwise entitled or required to make, the Partnership may, notwithstanding anything to the contrary in this Agreement, delay and toll the time period for any such repurchases until such time as it is permitted to do so under such laws and agreements.

(h)     The Repurchase Option set forth in this Section 2, to the extent unexercised, shall continue with respect to the Co-Invest Units following any transfer thereof, but in all respects subject to the other terms and conditions of this Agreement.

(i)    As provided in Section 4.6 of the LP Agreement, the repurchase of Co-Invest Units pursuant to this Section 2 may be effectuated by distributing to the holder one or more classes of securities issued by a Subsidiary of the Partnership (the “Substitute Securities”), provided that, promptly following such distribution, the Subsidiary that issued the Substitute Securities shall redeem or repurchase the Substitute Securities from such holder for an amount of cash equal to the purchase price applicable to the Co-Invest Units that were exchanged for such Substitute Securities (which Transfer the Partnership and the holder will treat as a distribution of securities of the Subsidiary under Code Section 731(a)).

3.     Transferability. The Co-Invest Units are subject to the transfer restrictions contained in the LP Agreement and the Repurchase Option. On the date hereof, Employee shall execute and deliver a joinder to the LP Agreement in the form attached hereto as Exhibit B, and agree to be bound by the terms and provisions thereof. On the date hereof, if applicable, Employee and Employee’s spouse shall execute and deliver a spousal consent, in the form attached hereto as Exhibit C, and agree to be bound by the terms and provisions thereof. Regardless of any marital property settlement agreement that may exist now or be entered into in the future between Employee and Employee’s spouse (if any), neither the Partnership nor TB is obligated to recognize Employee’s current or former spouse’s (if any) interest in any Co-Invest Units in any way.

4.     Withholding. The Partnership may withhold from any and all amounts payable under this Agreement or otherwise such federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) as may be required to be withheld by the Partnership or any of its Subsidiaries pursuant to any applicable law or regulation. Employee shall pay to the Partnership or make arrangements satisfactory to the Partnership to pay the amount of all applicable Taxes that the Partnership or any of its Subsidiaries is required to withhold at any time. If Employee shall fail to make such payment, the Partnership or any of its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Employee any Taxes of any kind required by law to be withheld with respect to the Co-Invest Units. In the event that the Partnership fails to withhold any Taxes required to be withheld by applicable law or regulation, Employee shall indemnify the Partnership and its Subsidiaries for any amounts paid by the Partnership or any of its Subsidiaries with respect to any such Taxes but only to the extent Employee has not already paid such Taxes.

5.     Confidential Information; Non-Compete; Non Solicitation.

(a)     Confidential Information. Employee recognizes and acknowledges that by reason of Employee’s employment with or engagement by the Partnership or its Affiliates, Employee will have access to confidential and/or proprietary information of the Partnership and/or any of its Affiliates, including (i) trade secrets, inventions, ideas, processes, methods, apparatus, equipment, software, data, programs, listings, patents, copyrights, trademarks, service marks, other works of authorship, know-how, technology improvements, specifications, formulas, discoveries, developments, designs, drawings, documents, sketches, drawings, models and techniques relating to the current, future and proposed products and services of the Partnership (collectively, “Inventions”); (ii) information and data regarding research, development, new products and services, design, details and specifications, engineering, marketing and sales, business records and plans, budgets, plans for future developments, business forecasts, financial statements and other financial information, licenses, costs, procurement requirements, policies or operational methods, suppliers, customers, potential customers and key personnel, market studies and forecasts, target markets, competitive analyses, sales and pricing policies, sales and pricing information and techniques, promotional strategies, the identity, skills and compensation of employees, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists, customer preferences, customer needs, customer data, customer contact information, profit margins, overhead, and the Partnership’s methods and techniques for running its business, including but not limited to technical information relating to the creation, installation, repair or maintenance of its products and the services the Partnership provides; and (iii) information regarding the skills and compensation of other employees, independent contractors or consultants of the Partnership ((i), (ii) and (iii) collectively, and in any form or medium, “Proprietary Information”). Employee hereby assigns to the Partnership all rights Employee may have or acquire in such Proprietary Information and recognizes and agrees that all Proprietary Information shall be the sole property of the Partnership and its assigns.

(b)     Intellectual Property, Inventions and Patents.

(i)     Ownership. Employee acknowledges and agrees that all Inventions and Proprietary Rights (as defined below) conceived, developed, fabricated, improved, made or reduced to practice by Employee (A) within the scope of Employee’s employment or engagement; (B) while using the Partnership’s time, materials, equipment, facilities, personnel, technology, software, code, utilities, tools, applications or other resources; or (C) otherwise relating the Proprietary Information of the Partnership, whether in whole or in part, either solely or jointly with others, during the term of Employee’s employment by or service to the Partnership (collectively, “Work Product”) belong to the Partnership as set forth below or as a result of assignment from Employee to the Partnership as set forth below. “Proprietary Rights” means all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

(ii)     Works for Hire. Employee acknowledges and agrees that all Work Product or other original works of authorship are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101) (as a result of which the Partnership shall be the author) and, to the extent that such Work Product or other original works of authorship may not be deemed “works made for hire,” Employee hereby irrevocably and perpetually assigns, transfers and conveys and agrees to so assign, transfer and convey in the future to the Partnership all of Employee’s right, title and interest to such Work Product or other original works of authorship throughout the world, including, without limitation, all moral rights and the rights to sue for past infringement. Employee represents that such assignment does not violate the terms and conditions of any agreement to which Employee is a party or by which Employee is bound.

(iii)     Disclosure of Inventions. Employee will inform the Partnership promptly and fully of any Invention and/or Work Product and upon request by the Partnership will set forth in writing in such details as are necessary to explain the Invention and/or Work Product, including, without limitation, measurements, theories, processes, structures, procedures and methodology employed and the results achieved. Upon the Partnership’s request, Employee will execute all documents necessary to confirm or perfect the Partnership’s exclusive ownership of any Inventions and Work Product as set forth in this Section 5(b). Employee will execute such documents and provide such assistance as may be deemed necessary by the Partnership to apply for, defend, or enforce any United States and foreign patents, copyrights, and related rights based on or related to such Inventions and Work Product. In the event the Partnership is unable for any reason, after reasonable effort, to secure Employee’s signature on any document needed in connection with the actions specified above, Employee hereby irrevocably designates and appoints the Partnership and its duly authorized officers and agents as Employee’s agent and attorney in fact, which appointment is coupled with an interest, to act for and on Employee’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 5(b) and this Agreement with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Partnership any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any Invention assigned hereunder to the Partnership.

(iv)     Prior Proprietary Rights. Proprietary Rights, if any, patented or unpatented, which Employee made prior to the commencement of Employee’s employment or engagement with the Partnership are excluded from the scope of this Agreement. To preclude any possible uncertainty, Employee has set forth on Annex A, attached hereto, a complete list of all Proprietary Rights that Employee has, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of Employee’s employment or engagement with the Partnership, that Employee considered to be Employee’s property or the property of third parties and that Employee wishes to have excluded from the scope of this Agreement (collectively, “Prior Proprietary Rights”). If disclosure of any such Prior Proprietary Right would cause Employee to violate any prior confidentiality agreement, Employee understands that Employee is not to list such Prior Proprietary Rights in Annex A but is only to disclose a cursory name for each such Proprietary Right, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such Proprietary Rights has not been made for that reason. If no such disclosure is attached, Employee represents that there are no Prior Proprietary Rights. If, in the course of Employee’s employment or engagement with the Partnership, Employee incorporates a Prior Proprietary Right into a Partnership product, process or machine, the Partnership is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, transferable, worldwide license (with rights to sublicense through multiple tiers of sublicenses) to make, have made, modify, use and sell such Prior Proprietary Right. Notwithstanding the foregoing, Employee agrees that Employee will not incorporate, or permit to be incorporated, Prior Proprietary Rights in any Inventions of the Partnership without the Partnership’s prior written consent.

(c)     Non-Competition; Non-Solicitation; Non-Disparagement.

(i)     During Employee’s Continuous Service and for a period of twelve (12) months after the date on which Employee’s Continuous Service ceases, Employee shall not directly or indirectly participate in any activity, and shall cause each Person controlled by Employee not to participate in any activity, in each case that would qualify as Competition in the Territory (as defined below). For purposes hereof, “Competition” means to directly or indirectly own any interest in, manage, operate, control, invest or acquire an interest in, participate in, consult with, render services to or for, operate or in any manner engage in, any Person, business or enterprise (including any division, group or franchise of a larger organization), whether as a proprietor, owner, member, partner, stockholder, director, officer, employee, consultant, joint venturer, investor, licensor, sales representative or other participant, that conducts, participates in or constitutes a business or business line that the Partnership is conducting or that the Partnership conducted during the one (1) year period immediately preceding the date that Employee is no longer employed by the Partnership or any Subsidiary or Affiliate of the Partnership. Notwithstanding anything to the contrary contained herein, Employee shall not be prohibited from owning up to two percent (2%) of the outstanding stock of a corporation that is engaged in Competition and that is publicly traded on a national securities exchange or in the over the counter market so long as Employee has no active participation or management authority in connection with the business of such corporation partnership, company venture or other enterprise.

(ii)     As used in this Agreement, “Territory” means all of the United States of America and all of each other country in which the Partnership or any of its Subsidiaries generates sales, markets products or provides services during Employee’s employment or engagement or, upon termination of Employee’s employment or engagement, generated sales, marketed products or provided services at any time during the one (1) year period prior to the termination of Employee’s employment or engagement.

(iii)     During Employee’s Continuous Service and for a period of twenty-four (24) months after the date on which Employee’s Continuous Service ceases, Employee shall not, directly or indirectly, for the benefit of Employee or any other person, and shall cause any Person controlled by Employee not to directly or indirectly: (A) induce, contact, encourage, solicit or hire or attempt to induce, contact, encourage, solicit or hire any employee, associate, consultant, agent or representative of the Partnership, who is or was an employee, associate, consultant, agent or representative of the Partnership on or during the one (1) year period immediately preceding the date of Employee’s termination of employment or engagement with the Partnership, to leave the employ of the Partnership or alter in any way the services provided to the Partnership; (B) induce, contact, encourage, or solicit or to attempt to induce, contact, encourage, or solicit any customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Partnership, who is or was a customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Partnership, on or during the one (1) year period immediately preceding the date of Employee’s termination of employment or engagement with the Partnership, to cease doing business with or alter in any way such Person’s business with, or adversely alter its business relationship with, the Partnership; or (C) hire or retain any Person who is or was an employee, associate, consultant, agent or representative of the Partnership on or during the one (1) year period immediately preceding the date of Employee’s termination of employment or engagement with the Partnership. The foregoing restrictions on hiring only shall not apply to residents of the State of California.

(iv)     For so long as Employee is employed or engaged by the Partnership and for all times thereafter, Employee shall not, directly or indirectly, and shall cause any Person controlled by Employee not to, make or solicit or encourage others to make or solicit directly or indirectly any derogatory or negative statement or communication about the Partnership or any of the Partnership’s respective businesses, products, services or activities; provided, however, that such restriction shall not prohibit truthful testimony compelled by valid legal process.

(d)     Enforcement. If, at the time of enforcement of any of Sections 5(a) through (c) above, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Employee’s services are unique and because Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Partnership or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an actual breach or violation by Employee of Section 5(c), the applicable restricted period shall be tolled until such breach or violation has been duly cured. Employee acknowledges that the restrictions contained in Sections 5(a) through (c) are reasonable and that Employee has received good and valuable consideration in exchange for such covenants.

(e)     For purposes of Section 4, “Partnership” will mean the Partnership and its Subsidiaries and controlled Affiliates.

6.     Definitions.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Board” means the board of managers of the Partnership.

“Cause” shall have the meaning assigned to such term in any written employment or services agreement between the Partnership or any of its Subsidiaries and Employee or, in the absence of any such written employment or services agreement, shall mean a dismissal as a result of (a) Employee’s failure to substantially perform Employee’s duties as an employee of the Partnership (or any of its Subsidiaries) (other than any such failure resulting from Employee’s disability, as defined in accordance with the policies of the Partnership or its Subsidiaries); (b) the Board’s determination that Employee failed in any material respect to carry out or comply with any lawful and reasonable directive of the Board consistent with the terms of Employee’s employment; (c) Employee’s material breach of this Agreement or any other written agreement between Employee and the Partnership or its Subsidiaries (it being understood that any breach of the restrictive covenants set forth in Section 4 shall be deemed to be a material breach of this Agreement); (d) Employee’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (e) Employee’s unlawful use (including being under the influence) or possession of illegal drugs on the Partnership’s (or any of its Affiliate’s) premises or while performing Employee’s duties and responsibilities consistent with the terms of Employee’s employment; or (f) Employee’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Partnership or any of its Affiliates.

“Co-Invest Units” has the meaning assigned to it in the Recitals to this Agreement. Co-Invest Units will continue to be Co-Invest Units in the hands of any holder other than Employee (except for the Partnership and TB and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Co-Invest Units will succeed to all rights and obligations attributable to Employee as a holder of Co-Invest Units hereunder. Co-Invest Units will also include equity securities of the Partnership issued with respect to Co-Invest Units by way of a unit split, distribution of units or other recapitalization. Any Units issued in respect of a contribution of Co-Invest Units will continue to be Co-Invest Units for purposes of this Agreement and the LP Agreement, and will have the same rights and obligations binding upon Co-Invest Units (including, for the avoidance of doubt, Article VIII (Transfer of Partnership Interests) and Article XII (Change in Business Form; Merger) of the LP Agreement, and any such contribution or exchange shall in no way modify or limit such rights or obligations).

“Continuous Service” means an individual’s continuous employment with, or continuous provision of services to, the Partnership or one of its Subsidiaries.

“Fair Market Value” of each Co-Invest Unit means the fair value of such Co-Invest Unit as determined in good faith by the Board applying the provisions of Sections 11.2(a)(ii) and

11.2(b) of the LP Agreement.

“LP Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of March 24, 2020, as amended, supplemented, modified or restated from time to time.

“Original Cost” means (i) with respect to each Co-Invest Unit purchased hereunder and (ii) with respect to any other Class A Units and Class B Units hereafter acquired by Employee,

the price actually paid by Employee for such units (each as proportionately adjusted for all subsequent units splits, distribution of units, and other recapitalizations, and as reduced by any distributions, dividends or similar repayments of capital or yield).

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

7. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given upon the earlier of (a) actual receipt, (b) three days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, (c) the day sent via e-mail transmission and (d) one business day following the business day of deposit with a reputable overnight courier (charges prepaid) for next business day delivery. Such notices, demands and other communications shall be sent to the Partnership, TB or Employee at the address or e-mail address set forth below and to any other recipient or any subsequent holder of the Co-Invest Units subject to this Agreement at such address or e-mail address as indicated by the Partnership’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Partnership: Instructure Parent, LP c/o Thoma Bravo, L.P. 600 Montgomery Street, 20th Floor San Francisco, California 94111
Attention:	Holden Spaht Brian Jaffe
Email:	hspaht@thomabravo.com bjaffee@thomabravo.com

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654
Attention:	Theodore Peto, P.C.
Peter Stach Amelia Davis
Email:	theodore.peto@kirkland.com peter.stach@kirkland.com amelia.runyan@kirkland.com

If to TB:

Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, California 94111
Attention:	Holden Spaht
Brian Jaffe
Email:	hspaht@thomabravo.com
bjaffee@thomabravo.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: Theodore Peto, P.C.
Peter Stach
Amelia Davis
Email:	theodore.peto@kirkland.com
peter.stach@kirkland.com
amelia.runyan@kirkland.com

If to Employee:

As noted on the signature page hereto.

8.     General Provisions.

(a)     Plan Controls. The Co-Invest Units are issued pursuant to the Plan and subject to its terms. In the event of any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall control.

(b)     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)     Confidentiality. Employee may not disclose the terms of this Agreement (except to Employee’s legal, tax and financial advisors) without the prior written consent of the Partnership and TB.

(d)     Complete Agreement. This Agreement, those documents expressly referred to herein (including the Plan) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way; provided, that the restrictive covenants contained in this Agreement are in addition to, and not in lieu of, any existing or future nondisclosure, noncompete, nonsolicitation, nondisparagement, confidentiality, invention assignment, work product, work-for-hire, intellectual property protection or assignment or other restrictive covenant or similar obligations contained in any other agreements between Employee and the Partnership or any of its Subsidiaries.

(e)     Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging means (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f)     Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Partnership, TB and their respective successors and assigns (including subsequent holders of Co-Invest Units); provided that the rights and obligations of Employee under this Agreement shall not be assignable without the prior written consent of the Partnership except in connection with a permitted transfer of Co-Invest Units hereunder.

(g)     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement (and any claims, issues, controversies or matters arising hereunder) shall be governed by the internal law of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

(h)     JURISDICTION AND VENUE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (THE “COURT OF CHANCERY”) OR, TO THE EXTENT THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE APPELLATE COURTS HAVING JURISDICTION OF APPEALS IN SUCH COURTS (THE “DELAWARE FEDERAL COURT”) OR, TO THE EXTENT NEITHER THE COURT OF CHANCERY NOR THE DELAWARE FEDERAL COURT HAS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COLLECTIVELY, THE “CHOSEN COURTS”). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING.

(i)     Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j)     Remedies. Each of the parties to this Agreement (including TB) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction in accordance with Section 8(h) (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k)     Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Partnership, Employee and TB.

(l)     Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday or holiday in the state in which the Partnership’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(m)     Termination. This Agreement will be terminated, void and of no further force and effect, and no Co-Invest Units will be issued, if Employee fails to deliver the Purchase Price and a signed copy of this Agreement (including the Exhibits attached hereto) by the Cancellation Date. Subject to the foregoing sentence, this Agreement shall survive the termination of Employee’s employment with the Partnership and its Subsidiaries and shall remain in full force and effect after such termination.

(n)     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(o)     Participation Rights. Employee shall have the participation rights set forth in Section 8.1(b) of the LP Agreement (subject to the other terms and conditions set forth therein); provided that, only Employee’s Co-Invest Units hereunder, as determined at the time of any Transfer subject to Section 8.1(b) of the LP Agreement will be considered in the determination of how many Units Employee is entitled to elect to Transfer in connection with such participation rights.

(p)     Preemptive Rights. Employee shall have the rights of a Preemptive Rights Holder as set forth in Section 8.3(a) of the LP Agreement; provided that, only Employee’s Co-Invest Units hereunder, as determined at the time of any offering of New Securities, will be considered in the calculation of Employee’s Proportionate Share.

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